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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 15, 2000

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
             (Exact name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or other Jurisdiction of Incorporation)

            000-28167                                51-2126573
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     (Commission File Number)               (IRS Employer Identification No.)


   510 L Street, Suite 500, Anchorage, Alaska                  99501
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     (Address of Principal Executive Offices)               (Zip Code)


    Registrant's Telephone Number, Including Area Code        (907) 297-3000
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           FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT


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ITEM 5. OTHER EVENTS.

On June 13, 2000, the Registrant, through its wholly owned subsidiary, ATU Communications, Inc., has executed a stock purchase agreement with Internet Alaska, Inc. ("IAI") and each of the other shareholders to purchase one hundred percent of the outstanding and issued stock of IAI. Prior to the acquisition, the Registrant owned approximately 29% of the outstanding shares of IAI. The Board of Directors and stockholders of IAI have approved the transaction, which is expected to close on June 16, 2000. IAI has annual revenues of approximately $8 million and more than 25,000 customers.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

99.3 Company press release dated June 13, 2000, announcing the signing of a purchase agreement to acquire Internet Alaska, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                    ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

                /s/ Michael E. Holmstrom
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                Michael E. Holmstrom
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                Date: June 15, 2000